Exhibit 10.3.5.2

SECOND AMENDMENT

TO

EMPLOYMENT CONTRACT

BY AND BETWEEN

WESTAFF SUPPORT, INC.  AND DIRK A. SODESTROM

The Employment Contract dated as of January 1, 2001 by and between Westaff Support, Inc. (“Westaff”) and Dirk A. Sodestrom (“you”) and amended effective June 30, 2003 is hereby further amended as follows effective June 30, 2004:

The first sentence of Section 3 is hereby deleted and replaced with the following sentence:

“You will be paid a salary of Two Hundred Forty Five Thousand Dollars ($245,000) per year.”

All other terms and conditions of the above-referenced Employment Contract shall remain in full force and effect unless otherwise amended herein.

EMPLOYEE:

/s/ Dirk A. Sodestrom
Dirk A. Sodestrom

WESTAFF SUPPORT, INC.

By:	/s/ Dwight S. Pedersen
Dwight S. Pedersen

Title: President and Chief Executive Officer